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                                                                    Exhibit d(2)

                      SALOMON BROTHERS OPPORTUNITY FUND INC

                   Amendment No. 1 to the Management Contract


                  This Amendment No. 1, dated as of February __, 1998, is entered into by and among Salomon Brothers Opportunity Fund Inc (the "Fund") and Salomon Brothers Asset Management Inc ("Adviser").

                  WHEREAS, the Fund and Adviser have entered into a Management Contract dated as of November 28, 1997 (the "Agreement"); and

                  WHEREAS, the Fund and Adviser now desire to amend the Agreement in order to modify clause number eight relating to the rights of the parties to terminate the Agreement;

                  NOW, THEREFORE, the parties hereto, intending to be legally bound, hereby agree as follows:

                  1. Section 8 of the Agreement is hereby amended by deleting the second sentence of section 8 and inserting in place of the second sentence the following:

                  This contract may be terminated at any time, without the payment of any penalty, by a vote of a majority of Fund's entire Board of Directors on 30 days' written notice to Adviser or by Adviser on 60 days' written notice to Fund.

                  2. Except to the extent amended hereby, the Agreement shall remain unchanged and in full force and effect, and is hereby ratified and confirmed in all respects as amended hereby.

                  3. This Amendment No. 1 may be executed in counterparts each of which shall be deemed to be an original but all of which together shall constitute one and the same Amendment No. 1.



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                  IN WITNESS WHEREOF, the parties hereto have caused this
Amendment No. 1 to be executed by their respective officers thereto duly authorized effective as of the day and year first above written.


SALOMON BROTHERS OPPORTUNITY FUND INC

BY: ______________________________________

TITLE: ___________________________________


SALOMON BROTHERS ASSET MANAGEMENT INC

BY: ______________________________________

TITLE: ___________________________________